Exhibit 10.3


                SECOND AMENDMENT TO CREDIT AGREEMENT

       THIS SECOND AMENDMENT TO CREDIT AGREEMENT (herein called this "Amendment") is made as of the 4th day of March, 1996, by and among DEVON ENERGY CORPORATION (NEVADA), as Borrower ("Borrower"), DEVON ENERGY CORPORATION ("Parent") and DEVON ENERGY OPERATING CORPORATION ("DEOC"), as guarantors, NATIONSBANK OF TEXAS, N.A., as Agent ("Agent"), and NATIONSBANK OF TEXAS, N.A., BANK ONE, TEXAS, N.A., BANK OF MONTREAL and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as Lenders ("Lenders").

       WHEREAS, Borrower, Parent, DEOC, Agent and Lenders have entered into that certain Credit Agreement dated as of October
  7, 1994, as amended by a First Amendment to Credit Agreement dated January 27, 1995 (the "Original Agreement"); and

       WHEREAS, Parent and DEOC have guaranteed to Agent and Lenders the payment of the Notes and of all other sums payable under the Credit Agreement and the other Loan Documents pursuant to their respective Guaranties; and

       WHEREAS, Borrower, Parent, DEOC, Agent and Lenders desire to amend the Original Agreement as herein provided;

       NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

              ARTICLE I -- Definitions and References

       Section 1.1. Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

       Section 1.2. Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this
  Section 1.2.

       "Amendment" means this Second Amendment to Credit
       Agreement.

       "Credit Agreement" means the Original Agreement as amended hereby.

                      ARTICLE II -- Amendments

       Section 2.1.  Defined Terms.  (a)  The reference to
  "$5,000,000" contained in the definition of "Approved
  Additional Debt" set forth in Section 1.1 of the Original
  Agreement is hereby amended to refer instead to "$10,000,000".


       (b) The reference to "March 31, 1998" contained in the definition of "Commitment Period" set forth in Section 1.1 of the Original Agreement is hereby amended to refer instead to "March 31, 1999".

       (c)  The reference to "$220,000,000" contained in clause
  (a)(ii) of the definition of "Percentage Share" set forth in
  Section 1.1 of the Original Agreement is hereby amended to refer instead to "$250,000,000".

       (d)  The definitions of "Base Rate Margin" and "Euro/CD
  Margin" set forth in Section 1.1 of the Original Agreement are hereby amended in their entirety to read as follows:

       "Base Rate Margin" means:

       (a) one half of one percent (0.5%) per annum whenever the Loan Balance is greater than 100% of the Borrowing Base in effect at the time in question;

       (b) one-quarter of one percent (0.25%) per annum whenever the Loan Balance is greater than 75%, but less than or equal to 100%, of the Borrowing Base in effect at the time in question; or

       (c) zero, whenever the Loan Balance is less than or equal to 75% of the Borrowing Base in effect at the time in question.

       "Euro/CD Margin"  means:

       (a) one and one-quarter percent (1.25%) per annum whenever the Loan Balance is greater than 100% of the Borrowing Base in effect at the time in question;

       (b) one percent (1%) per annum whenever the Loan Balance is greater than 75%, but less than or equal to 100%, of the Borrowing Base in effect at the time in question;

       (c) three-quarters of one percent (0.75%) per annum whenever the Loan Balance is greater than or equal to 62.5%, but less than or equal to 75%, of the Borrowing Base in effect at the time in question; or

       (d) sixty-five hundredths of one percent (0.65%) per annum whenever the Loan Balance is less than 62.5% of the Borrowing Base in effect at the time in question.

       Section 2.2. Proportionate and Disproportionate Loans. The reference to "$5,000,000" contained in Section 2.3(d)(D) of the Original Agreement is hereby amended to refer instead to "$10,000,000".

       Section 2.3. Limitation on Debt. The reference to "$1,000,000" contained in Section 5.2(a)(ii) of the Original Agreement is hereby amended to refer instead to "$2,000,000". The reference to "$5,000,000" contained in Section 5.2(a)(iii)(D) of the Original Agreement is hereby amended to refer instead to "$10,000,000".

       Section 2.4.  Designation of Borrowing Base.  Pursuant to
  Section 2.13(a) of the Credit Agreement, Agent, with the concurrence of Evaluating Lenders, hereby designates the new Borrowing Base as $250,000,000, effective for the period beginning on the date hereof, a Determination Date, and continuing until but not including the next date as of which the Borrowing Base is redetermined.

       Section 2.5. Maximum Loan Amounts. Each Lender's Maximum Loan Amount set forth opposite its name on the signature pages to the Original Agreement is hereby amended in its entirety to read as follows:

                                           Maximum Loan Amount

       NationsBank of Texas, N.A.              $100,000,000

       Bank One, Texas, N.A.                    $60,000,000

       Bank of Montreal                         $60,000,000

       First Union National Bank                $30,000,000
        of North Carolina

       Section 2.6. Exhibits. Exhibit A to the Original Agreement is hereby amended in its entirety to read as set forth on Exhibit
  A attached hereto.

            ARTICLE III. -- Conditions of Effectiveness

       Section 3.1. Effective Date. This Amendment shall become effective as of the date first above written when, and only when, (i) Agent shall have received, at Agent's office, a counterpart of this Amendment executed and delivered by Borrower and each Lender, (ii) Borrower shall have issued and delivered to Agent, for subsequent delivery to each Lender, a Note with appropriate insertions in the form attached hereto as Exhibit A payable to the order of such Lender on or before March 31, 1999, duly executed on behalf of Borrower and dated the date hereof, and (iii) Agent shall have additionally received all of the following documents, each document (unless otherwise indicated) being dated the date of receipt thereof by Agent, duly authorized, executed and delivered, and in form and substance satisfactory to Agent:

            (a) Opinion of Counsel for Borrower. Agent shall have received the written opinion of McAfee & Taft, P.C., dated as of the date of this Amendment, addressed to Agent, to the effect that this Amendment and each Note have been duly authorized, executed and delivered by Borrower and that the Credit Agreement and each Note constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency and similar laws and to moratorium laws and other laws affecting creditors' rights generally from time to time in effect).


            (b) Officer's Certificate. Agent shall have received a certificate of a duly authorized officer of Borrower to the effect that all of the representations and warranties set forth in Article IV hereof are true and correct at and as of the time of such effectiveness.

            (c)  Supporting Documents.  Agent shall have
       received (i) a certificate of the Secretary of Borrower dated the date of this Amendment certifying that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of Borrower authorizing the execution, delivery and performance of this Amendment and each Note and certifying the names and true signatures of the officers of Borrower authorized to sign this Amendment and each Note and (ii) such supporting documents as Agent may reasonably request.

                    ARTICLE IV -- Miscellaneous

       Section 4.1. Ratification of Agreements. The Original Agreement is hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to refer to the Original Agreement as amended hereby. Any reference to the Notes in any other Loan Document shall be deemed to be a reference to the Notes issued and
  delivered pursuant to this Amendment.   Each of Parent and
  DEOC hereby consents to the provisions of this Amendment and hereby ratifies and confirms its Guaranty and agrees that its obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.

       Section 4.2. Representations. Each of Borrower, Parent and DEOC represent and warrant that the representations and warranties contained in Section 4.1 and Section 9.1(b) of the Credit Agreement are true and correct at and as of the date hereof (taking into account the fact that this Amendment and the Notes issued in connection herewith are each a Loan
  Document as referred to in such Sections). Each of Borrower, Parent and DEOC represent and warrant that the resolutions of their respective Boards of Directors, attached as Exhibits A, B and C to that certain Omnibus Certificate dated as of October 7, 1994, given on behalf of Borrower, Parent and DEOC in connection with the Original Agreement, remain in full force and effect on the date hereof.

       Section 4.3. Survival of Agreements. All representations, warranties, covenants and agreements of Borrower, Parent or DEOC herein shall survive the execution and delivery of this Amendment and the Notes issued in connection herewith and the performance hereof and shall further survive until all of the Obligations are paid in full.

       Section 4.4. Delivery of Notes. Each Lender shall promptly deliver to Agent, for subsequent delivery to Borrower, the Note heretofore delivered to it under the Original Agreement.

       Section 4.5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas and any applicable laws of the United States of America in all respects, including construction, validity and performance.

       Section 4.6. Counterparts. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This
  Amendment shall, when executed by each party hereto, take effect as of the date first above written.

       Section 4.7.  Loan Documents.  This Amendment is a Loan
  Document, and all provisions in the Credit Agreement applying to Loan Documents (including, without limitation, Section
  9.1(b) thereof) apply hereto.

       THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS
  REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT
  BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR
  SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

       THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE
  PARTIES.

       IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

                           DEVON ENERGY CORPORATION (NEVADA)


                           By:
                              H.R. Sanders, Jr., Executive Vice President


                           DEVON ENERGY CORPORATION


                           By:
                              H.R. Sanders, Jr., Executive Vice President


                           DEVON ENERGY OPERATING CORPORATION


                           By:
                              H.R. Sanders, Jr., Executive Vice President


                           NATIONSBANK OF TEXAS, N.A.


                           By:
                              Roger S. Manny, Senior Vice President


                           BANK ONE, TEXAS, N.A.


                           By:
                              Jill A. Hachtel, Vice President


                           BANK OF MONTREAL


                           By:
                              Michael P. Stuckey, Director


                           FIRST UNION NATIONAL BANK
                            OF NORTH CAROLINA


                           By:
                              Michael J. Kolosowsky, Vice President


                        CONSENT OF GUARANTOR

     Avon Energy Corporation hereby consents to the foregoing Amendment and the transactions contemplated therein and hereby ratifies and confirms its obligations under its certain Guaranty dated as of October 7, 1994 in favor of Agent, as agent for the Lenders. This Consent is executed as of the date of the Amendment.


                           AVON ENERGY CORPORATION


                           By:
                              H.R. Sanders, Jr., Executive Vice President